Exhibit 31.3

Rule 13a-14(a) Certification of Chief Executive Officer

I, Ryan Saadi, Chief Executive Officer of Tevogen Bio Holdings Inc., certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Tevogen Bio Holdings Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2026
/s/ Ryan Saadi
Ryan Saadi
Chief Executive Officer
(Principal Executive Officer)